Exhibit 10.1

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This is the First Amendment to the Purchase and Sale Agreement (“Contract”) entered into the 3rd day of December, 2015 by and between Flanders Holding, LLC, (“Seller”) and Voltari Real Estate Holding, LLC (“Purchaser”).

The parties wish to amend the Contract as follows:

1.	Section 2.6 is amended to change the ending of the Contingency Period to February 11, 2016.

The Contract, except as amended above, shall remain in full force and effect.

In witness whereof, the parties have set their hands as of the 11th day of January, 2016.

Flanders Holding, LLC, Sellers		Voltari Real Estate Holding, LLC

by:	/s/ Jason Keen	by:	/s/ John Breeman
	Jason Keen, Manager		John Breeman,